UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): September 9, 2025

Stagwell Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed by Stagwell Inc. (the “Company”) on July 8, 2025 (the “Prior 8-K”), the Company notified Vincenzo DiMaggio, Chief Accounting Officer of the Company, on July 7, 2025 that it was eliminating the stand-alone role of Chief Accounting Officer and that Mr. DiMaggio would depart the Company on a date to be determined. In connection with such departure, on September 9, 2025, the Company and Mr. DiMaggio entered into a Severance Agreement and General Release (the “Severance Agreement”) pursuant to which the Company and Mr. DiMaggio agreed that Mr. DiMaggio will depart the Company on September 19, 2025 (the “Departure Date”). Subject to the terms and conditions of the Severance Agreement, Mr. DiMaggio will receive severance payments equal to nine months of his annual base salary. The Company will also reimburse Mr. DiMaggio for the cost of monthly COBRA premiums for continued participation in the Company’s health benefits through the earlier of (i) March 31, 2026 and (ii) the date on which Mr. DiMaggio is eligible to receive health benefits under the plan of a subsequent employer. The foregoing description of the Severance Agreement is a summary only and is qualified in its entirety by reference to the terms of the Severance Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

In addition to the benefits under the Severance Agreement, Mr. DiMaggio’s unvested equity awards related to the Company’s Class A common stock will be treated as follows: (i) 9,689 restricted shares scheduled to vest on November 22, 2025 will vest in full on the Departure Date, (ii) 13,922 restricted stock units scheduled to vest on March 7, 2026 will vest in full on the Departure Date, (iii) the target 22,892 restricted shares scheduled to vest on March 1, 2026, subject to the Company’s achievement of the applicable financial performance target, will continue to vest according to the schedule and other terms of the grant, (iv) 50% of the target 28,930 restricted stock units scheduled to vest on March 8, 2027, subject to the Company’s achievement of the applicable financial performance target, will continue to vest according to the schedule and other terms of the grant, and the remaining 50% of such restricted stock units will be cancelled, and (v) 50% of the target 26,711 restricted stock units scheduled to vest on March 7, 2028, subject to the Company’s achievement of the applicable financial performance target, will continue to vest according to the schedule and other terms of the grant, and the remaining 50% of such restricted stock units will be cancelled.

The departure of Mr. DiMaggio is not a result of any disagreement with the Company or its Board of Directors relating to the Company’s operations, policies or practices or any issues regarding its accounting policies or practices.

On September 9, 2025, in connection with the departure of Mr. DiMaggio, the Company determined that Frank Lanuto, Executive Vice President, Finance, of the Company, will assume the role of principal accounting officer effective as of the Departure Date. Additional information regarding the background and compensation arrangements of Mr. Lanuto is included in Part III, Item 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 25, 2025, and in the Prior 8-K, and such information is incorporated herein by reference. There are no arrangements or understandings between Mr. Lanuto and other persons pursuant to which he was appointed to his role. Mr. Lanuto has no family relationship with any director or executive officer of the Company and has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement and General Release, dated September 9, 2025, between the Company and Vincenzo DiMaggio
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025

Stagwell Inc.

By:	/s/ Peter McElligott
Name: Peter McElligott
Title: General Counsel